EXHIBIT 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the

Sarbanes-Oxley Act of 2002

                I, Cheryl K. Beebe, the Chief Financial Officer of Corn Products International, Inc., certify that to my knowledge (i) the report on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corn Products International, Inc.

/s/ Cheryl K. Beebe

Cheryl K. Beebe

Chief Financial Officer

August 6, 2010

A signed original of this written statement required by Section 906 has been provided to Corn Products International, Inc. and will be retained by Corn Products International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.